DOLLAR GENERAL CORPORATION TO WEBCAST

2010 ANNUAL MEETING OF SHAREHOLDERS AND FIRST QUARTER 2010 CONFERENCE CALL

GOODLETTSVILLE, TENN.  – May 25, 2010 – Dollar General Corporation (NYSE: DG) today announced the following information regarding upcoming webcasts of its 2010 annual meeting of shareholders and its first quarter 2010 financial results conference call.

2010 Annual Meeting of Shareholders

Dollar General plans to webcast its 2010 annual meeting of shareholders on Thursday, June 3, 2010, at 9:00 a.m. CDT/10:00 a.m. EDT.  The webcast will be broadcast live online at www.dollargeneral.com under “Investor Information, Conference Calls and Investor Events” and will be accessible through Thursday, June 17, 2010.

First Quarter 2010 Financial Results

Dollar General also plans to report its financial results for the quarter ended April 30, 2010 on Tuesday morning, June 8, 2010. In connection with the announcement, Rick Dreiling, chairman and chief executive officer, and David Tehle, chief financial officer, will host a conference call on Tuesday, June 8, 2010, at 9:00 a.m. CDT/10:00 a.m. EDT.

If you wish to participate, please call (866) 710-0179 at least 10 minutes before the conference call is scheduled to begin. The pass code for the conference call is "Dollar General." The call will also be broadcast live online at www.dollargeneral.com under “Investor Information, Conference Calls and Investor Events.” A replay of the conference call will be available through Tuesday, June 22, 2010, and will be accessible online or by calling (334) 323-7226. The pass code for the replay is 69256576.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for more than 70 years. Dollar General helps shoppers Save time. Save money. Every day!(R) by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. With more than 8,900 stores in 35 states, Dollar General has more retail locations than any retailer in America. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Procter & Gamble, Kimberly-Clark, Unilever, Kellogg's, General Mills, Nabisco, Hanes, PepsiCo and Coca-Cola. Learn more about Dollar General at www.dollargeneral.com.

Investor Contact:	Media Contact:
Mary Winn Gordon	Tawn Miller
(615) 855-5536	(615) 855-5209
or
Emma Jo Kauffman
(615) 855-5525

###